Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States Telephone: +1 312 862 2000 Facsimile: +1 312 862 2200 www.kirkland.com

August 8, 2022

Canoo Inc.

19951 Mariner Avenue

Torrance, California 90503

Re:	Canoo Inc. At The Market Offerings

Ladies and Gentlemen:

We are acting as counsel to Canoo Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an aggregate offering price of $200,000,000 of the Company’s common stock, $0.0001 par value per share (the “ATM Shares”), from time to time in “at the market offerings,” as defined in Rule 415 promulgated under the Securities Act, pursuant to the terms of that certain Equity Distribution Agreement, dated August 8, 2022 (the “Sales Agreement”), among the Company and Evercore Group L.L.C. and H.C. Wainwright & Co., LLC.

The ATM Shares are being offered and sold by the Company under a registration statement on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2022 (Registration No. 333- 264842) (the “Registration Statement”), including a base prospectus dated May 19, 2022 (the “Base Prospectus”), as supplemented by a prospectus supplement dated August 8, 2022 (together with the Base Prospectus, the “Prospectus”).

In connection with the registration of the ATM Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the Prospectus and (v) the Sales Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

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Canoo Inc. August 8, 2022 Page 2

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the ATM Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Sales Agreement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the ATM Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The ATM Shares may be sold from time to time, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP